UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): April 18, 2007
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33284 (Commission File Number)	04-0562086 (IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index to Current Report on Form 8-K
Ex-99.1 Press Release of Molecular Insight Pharmaceuticals, Inc. issued April 23, 2007

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
     Nicholas Borys, M.D., the Chief Medical Officer of Molecular Insight Pharmaceuticals, Inc. (the “Company”), has resigned from his employment with the Company to pursue other opportunities. Dr. Borys’ resignation took effect on April 18, 2007. To help ensure an orderly transition period, Dr. Borys has agreed to provide consulting services to the Company to assist with transition matters.
     Norman LaFrance, M.D. has been hired as the Company’s Senior Vice President, Clinical Development and Chief Medical Officer effective April 18, 2007 and will fill the vacancy created by the resignation of Dr. Borys. Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety is a copy of a press release issued by the Company today announcing the appointment of Dr. LaFrance to the position of Senior Vice President, Clinical Development and Chief Medical Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits. The following exhibit is being filed herewith:
               99.1 Press Release of Molecular Insight Pharmaceuticals, Inc. issued April 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 23rd day of April, 2007.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ David S. Barlow
	Name:	David S. Barlow
	Title:	Chairman and Chief Executive Officer

Exhibit Index to Current Report on Form 8-K
Dated April 23, 2007

Exhibit
Number
99.1	Press Release of Molecular Insight Pharmaceuticals, Inc. issued April 23, 2007